Exhibit 99.1

STATEMENTS OF OPERATIONS (Unaudited)

(In thousands except statistical data)	For the three months ended June 30, 2006	For the three months ended June 30, 2005	For the six months ended June 30, 2006	For the six months ended June 30, 2005
REVENUES
ROOM REVENUE	$57,567	$17,452	$106,473	$27,674
OTHER REVENUE	4,570	2,139	8,750	3,824

TOTAL REVENUES	$62,137	$19,591	$115,223	$31,498
EXPENSES
DIRECT OPERATING EXPENSE	$16,099	$5,159	$30,161	$8,479
OTHER HOTEL OPERATING EXPENSES	22,617	6,590	42,963	10,728
GENERAL AND ADMINISTRATIVE	1,219	833	2,186	1,356
DEPRECIATION	6,417	2,046	12,437	3,345
INTEREST, NET	594	(832)	1,301	(1,316)

TOTAL EXPENSES	$46,946	$13,796	$89,048	$22,592
NET INCOME	$15,191	$5,795	$26,175	$8,906

NET INCOME PER SHARE	$0.17	$0.12	$0.30	$0.20
FUNDS FROM OPERATIONS (A)
NET INCOME	$15,191	$5,795	$26,175	$8,906
DEPRECIATION OF REAL ESTATE OWNED	6,205	2,046	12,013	3,345

FUNDS FROM OPERATIONS	$21,396	$7,841	$38,188	$12,251

FFO PER SHARE	$0.24	$0.16	$0.43	$0.28
WEIGHTED-AVERAGE SHARES OUTSTANDING	90,004	50,206	88,155	44,521
OPERATING STATISTICS
OCCUPANCY	78%	76%	75%	73%
AVERAGE DAILY RATE	$105	$107	$103	$106
REVPAR	$82	$81	$78	$77
NUMBER OF HOTELS OWNED	67	30
DIVIDENDS PER SHARE	$0.22	$0.22	$0.44	$0.44

BALANCE SHEET HIGHLIGHTS (Unaudited)

(In thousands)	June 30, 2006	December 31, 2005
ASSETS
INVESTMENT IN REAL ESTATE – NET	$842,078	$790,170
CASH AND CASH EQUIVALENTS	29,104	35,948
OTHER ASSETS	29,707	28,198

TOTAL ASSETS	$900,889	$854,316

LIABILITIES AND SHAREHOLDERS’ EQUITY
NOTES PAYABLE–SECURED	$54,609	$76,855
OTHER LIABILITIES	4,731	5,626

TOTAL LIABILITIES	59,340	82,481
TOTAL SHAREHOLDERS’ EQUITY	841,549	771,835

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$900,889	$854,316

(a)	Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at June 30, 2006 and the results of operations for the interim period ended June 30, 2006. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Six, Inc. 2005 Annual Report.

APPLE REIT SIX

Portfolio of hotels

ALABAMA	Birmingham, Dothan (2),
Huntsville (2), Montgomery,
Tuscaloosa (2)

ALASKA	Anchorage (3)

ARIZONA	Phoenix, Tempe (2)

CALIFORNIA	Arcadia (2), Bakersfield,
Folsom, Foothill Ranch,
Lake Forest, Milpitas,
Roseville, South San Francisco

COLORADO	Boulder, Glendale,
Lakewood

CONNECTICUT	Farmington, Rocky Hill,
Wallingford

FLORIDA	Clearwater, Lake Mary,
Lakeland, Orange Park,
Panama City, Pensacola (3),
Tallahassee

GEORGIA	Albany, Columbus,
Savannah, Valdosta

NEW JERSEY	Mt. Olive, Somerset

NEW YORK	Saratoga Springs

OREGON	Portland, Hillsboro (3)

PENNSYLVANIA	Pittsburgh

SOUTH CAROLINA	Myrtle Beach

TENNESSEE	Nashville

TEXAS	Arlington (2), Dallas,
Fort Worth (3), Las Colinas,
Laredo (2), McAllen

VIRGINIA	Fredericksburg

WASHINGTON	Mukilteo, Kent,
Redmond, Renton

DEAR SHAREHOLDER

The spring and summer months have been a busy time for Apple REIT Six, Inc. Both business and leisure travelers are hitting the roads, despite rising gas prices. During the second quarter of this year, our hotels averaged nightly occupancy rates of 78% and average daily rates of $105. The resulting revenue per available room (RevPAR) was $82 for the second quarter of 2006, ahead of RevPAR for the same period last year.

Notably, the hotels within the Apple REIT Six portfolio have quickly established themselves within their markets. With our most recent acquisition occurring in April of this year, I am delighted to report that funds from operations (FFO) for the second quarter of 2006 were $21.4 million or $0.24 per share. For the three-month period ending June 30, 2006, we paid dividends of $0.22 per share, an eight percent annual return on an $11 share price.

With the goal of maximizing the value of your investment, we have aligned ourselves with two of the world’s leading hotel chains, Marriott® and Hilton®. Each brand continues to lead the industry in guest satisfaction and innovative hotel design. I am pleased to share that Hilton Garden Inn® recently received the “Highest Guest Satisfaction Among Mid-Scale Hotel Chains With Full Service” award in J.D. Power and Associates 2006 North America Hotel Guest Satisfaction Index Study. Based on a survey of more than 42,000 travelers, the brand received top ratings on all aspects of the guest experience including reservations, check-in/check-out, guestroom appeal, food and beverage, hotel services, facilities and costs and fees. This year marks the fifth consecutive year that the brand has received this honor.

Additionally, in response to guest demand, Marriott International recently rolled out an initiative to make all of its hotels, including Apple REIT Six’s Courtyard®, Fairfield Inn®, Marriott®, Residence Inn®, SpringHill Suites® and TownePlace Suites® properties, completely smoke-free by the end of September 2006. This undertaking is yet another example of Marriott’s commitment to their guests’ satisfaction.

You will soon be able to access information about Apple REIT Six at our new web site, www.applereitsix.com. Although the site is still under construction, we anticipate that it will be available within the next few weeks.

As always, thank you for investing with us. I look forward to sharing our future progress with you in shareholder reports.

Sincerely,

Glade M. Knight
Chairman and Chief Executive Officer

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; and the ability of the company to implement its acquisition strategy and operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

CORPORATE PROFILE

Apple REIT Six, Inc. is a real estate investment trust (REIT) focused on the ownership of hotels. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Marriott®, Homewood Suites by Hilton®, Hilton Garden Inn®, Hampton Inn® and Hampton Inn and Suites® brands. Our focus is to acquire high-quality real estate that generates attractive returns for our shareholders. Our portfolio consists of 67 hotels, containing a total of 7,750 guestrooms in 17 states.

CORPORATE HEADQUARTERS

814 East Main Street

Richmond, VA 23219

(804) 344-8121

(804) 344-8129 FAX

www.applereitsix.com

INVESTOR INFORMATION

For additional information, please contact:

Kelly Clarke, Director of Corporate Communications

804-727-6321 or KClarke@applereit.com

COVER: RESIDENCE INN, PORTLAND, OR

The trademarks contained herein are registered trademarks. Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott® and Marriott® are registered trademarks of Marriott International, Inc.

Hampton Inn®, Hampton Inn and Suites®, Hilton Garden Inn® and Homewood Suites by Hilton® are registered trademarks of Hilton Hotels Corporation.